Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Nos. 33-64993 and 333-31020 of Dotronix, Inc. on Form S-8 of our report dated September 27, 2002 appearing in the Annual Report on Form 10-KSB of Dotronix, Inc. for the year ended June 30, 2003.

/s/	Deloitte and Touche LLP
Minneapolis, Minnesota
November 14, 2003